Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,252,360)
Realized Trading Gain (Loss) on Short-Term Investments	(1,172)
Unrealized Gain (Loss) on Market Value of Futures	65,131,080
Dividend Income	3,534
Interest Income	226,412
ETF Transaction Fees	43,000
Total Income (Loss)	$61,150,494

Expenses
General Partner Management Fees	$248,103
Professional Fees	124,449
Brokerage Commissions	136,779
Non-interested Directors' Fees and Expenses	3,194
Prepaid Insurance Expense	1,787
NYMEX License Fee	6,203
SEC & FINRA Registration Expense	17,205
Total Expenses	$537,720
Net Income (Loss)	$60,612,774

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/17	$541,255,255
Additions (24,800,000 Shares)	179,982,765
Withdrawals (44,500,000 Shares)	(321,145,484)
Net Income (Loss)	60,612,774

Net Asset Value End of Month	$460,705,310
Net Asset Value Per Share (60,866,476 Shares)	$7.57

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612